UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2007

BPI Energy Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32695	75-3183021

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30775 Bainbridge Road, Suite 280, Solon, Ohio	44139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 248-4200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 27, 2007, BPI Energy, Inc. (“BPI Energy”), a wholly owned subsidiary of BPI Energy Holdings, Inc., entered into an Advancing Term Credit Agreement (the “Credit Agreement”) with GasRock Capital LLC (“GasRock”). The Credit Agreement provides for an initial commitment to BPI Energy of $10.2 million and the possibility of future loans to BPI Energy of up to an additional $64.8 million. All future loans under the Credit Agreement beyond the initial commitment will be made in the discretion of GasRock. BPI Energy has received an initial loan of $9.1 million under the Credit Agreement, which resulted in net proceeds to BPI Energy of $8.8 million after the deduction of GasRock’s fees and expenses. In addition, BPI Energy has paid or owes approximately $0.4 million in investment banking, legal and other fees in connection with the transaction.
BPI Energy may request loans under the Credit Agreement at any time before July 25, 2008, which GasRock may in its discretion extend until July 27, 2010. All amounts then outstanding under the Credit Agreement are due and payable on July 25, 2008 (the “Loan Termination Date”), which GasRock may in its discretion extend until July 29, 2011. For the first year of the term of the Credit Agreement, all amounts outstanding under the Credit Agreement will bear interest at a rate equal to the greater of (a) 15% per annum and (b) the LIBOR rate plus 9% per annum. If the Loan Termination Date is extended by GasRock, amounts outstanding under the Credit Agreement will thereafter bear interest at a rate equal to the greater of (a) 12% per annum and (b) the LIBOR rate plus 6% per annum. BPI Energy is required to make monthly interest payments on the amounts outstanding under the Credit Agreement but is not required to make any principal payments until the Loan Termination Date. BPI Energy may prepay the amounts outstanding under the Credit Agreement at any time without penalty.
BPI Energy is required to pay GasRock a facility fee upon the advancement of any loans under the Credit Agreement in an amount equal to two percent of the amount advanced. BPI Energy is also required to reimburse GasRock for all of the expenses incurred by GasRock in connection with entering into and administering the Credit Agreement.
BPI Energy’s obligations under the Credit Agreement are secured by a first priority security interest in substantially all of BPI Energy’s properties and assets, including all of BPI Energy’s CBM rights under its leases, farm-out agreements and fee interests, all of BPI Energy’s wells at its Southern Illinois Basin Project, all of BPI Energy’s equipment, and all of the stock of BPI Energy (which has been pledged by BPI Energy Holdings, Inc.). BPI Energy Holdings, Inc. has provided a guaranty to GasRock of all of BPI Energy’s obligations under the Credit Agreement.
In connection with the execution of the Credit Agreement, BPI Energy granted GasRock a one percent royalty in all CBM produced and saved from BPI Energy’s existing leased and owned CBM properties and an additional four percent royalty interest in all CBM produced and saved from BPI Energy’s existing wells at its Southern Illinois Basin Project. As long as any of BPI Energy’s obligations remain outstanding under the Credit Agreement, BPI Energy will be required to grant the same royalty interests to GasRock on new mineral interests acquired by BPI Energy after July 25, 2008 and new wells drilled by BPI Energy that are funded by draws under the Credit Agreement.
The Credit Agreement requires BPI Energy to enter into a swap agreement under which approximately 75% of BPI Energy’s proved developed producing reserves scheduled to be produced during a two-year period will be guaranteed a price of not less than $7.00 per mmbtu. Pursuant to this requirement, BPI Energy has initially entered into a 23-month “costless collar” with BP Corporation North America Inc. (“BP”) under which BP is required to cover any shortfall below $7.00 per mmbtu that BPI Energy may receive for its CBM production (as determined by a reference market price) as to an aggregate notional amount of 460,000 mmbtu and BPI Energy must pay to BP any amounts above $11.00 per mmbtu that it receives for its CBM production (as determined by a reference market price) as to the notional amount. BPI Energy expects that it will enter into additional hedging arrangements during the next two years to cover the entire 75% of its proved developed producing reserves scheduled to be produced during that time period.

BPI Energy is subject to various restrictive covenants under the Credit Agreement, including limitations on its ability to sell properties and assets, make distributions, extend credit, amend its material contracts, incur indebtedness, provide guarantees, effect mergers or acquisitions, cancel claims, create liens, create subsidiaries, amend its formation documents, make investments, enter into transactions with its affiliates, and enter into swap agreements. BPI Energy must maintain (a) a current ratio of at least 1.0 (excluding from the calculation of current liabilities any loans outstanding under the Credit Agreement) and (b) a loan-to-value ratio greater than 1.0 to 1.0 for the period commencing on September 30, 2008 and ending on March 31, 2010 and 0.7 to 1.0 thereafter.
The Credit Agreement contains customary events of default. In addition, GasRock may declare an event of default if, at any time after July 25, 2008, BPI Energy’s most recent reserve report indicates that BPI Energy’s projected net revenue attributable to its proved reserves is insufficient to fully amortize the amounts outstanding under the Credit Agreement within a 48-month period and BPI Energy is unable to demonstrate to GasRock’s reasonable satisfaction that BPI Energy would be able to satisfy such outstanding amounts through a sale of BPI Energy’s assets or equity. Upon the occurrence of an event of default under the Credit Agreement, GasRock may accelerate BPI Energy’s obligations under the Credit Agreement. Upon certain events of bankruptcy, BPI Energy’s obligations under the Credit Agreement would automatically accelerate. In addition, at any time that an event of default exists under the Credit Agreement, BPI Energy will be required to pay interest on all amounts outstanding under the Credit Agreement at a default rate, which is equal to the then-prevailing interest rate under the Credit Agreement plus four percent per annum.
This summary is qualified in its entirety by reference to the full text of the Credit Agreement and the Conveyance of Royalty Interest and Overriding Royalty Interest, dated as of July 27, 2007, from and by BPI Energy, Inc. to and in favor of GasRock Capital LLC, each of which has been filed as an exhibit hereto and is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Advancing Term Credit Agreement, dated as of July 27, 2007, by and between BPI Energy, Inc. and GasRock Capital LLC.
10.2	Conveyance of Royalty Interest and Overriding Royalty Interest, dated as of July 27, 2007, from and by BPI Energy, Inc. to and in favor of GasRock Capital LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPI Energy Holdings, Inc.

By:	/s/ James G. Azlein

James G. Azlein Chief Executive Officer and President
Date: August 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Advancing Term Credit Agreement, dated as of July 27, 2007, by and between BPI Energy, Inc. and GasRock Capital LLC.

10.2	Conveyance of Royalty Interest and Overriding Royalty Interest, dated as of July 27, 2007, from and by BPI Energy, Inc. to and in favor of GasRock Capital LLC.